UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 3, 2014 (March 3, 2014)

HCA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11239	27-3865930
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Park Plaza, Nashville, Tennessee	37203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 344-9551

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.	3

Item 8.01. Other Events.

On March 3, 2014, HCA Inc., a wholly-owned subsidiary of HCA Holdings, Inc., (the “Company”) provided notice of its election to redeem all $1,500,000,000 aggregate principal amount of its outstanding 8 1⁄2% Senior Secured Notes due 2019 (the “2019 Notes”) and all $1,250,000,000 aggregate principal amount of its outstanding 7 7⁄8% Senior Secured Notes due 2020 (together with the 2019 Notes, the “Redeemed Notes”) (collectively, the “Redemption”). The Redeemed Notes will be redeemed on April 2, 2014 (the “Redemption Date”). The Company’s obligation to complete the Redemption is conditioned upon the receipt prior to the Redemption Date by the Company of the net proceeds from its $3.5 billion senior secured notes offering which took place on March 3, 2014 and is anticipated to be settled on March 17, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCA HOLDINGS, INC.

By:	/s/ John M. Franck II
John M. Franck II
Vice President and Corporate Secretary

Date: March 3, 2014

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